     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON APRIL 21, 1998

                                                     REGISTRATION NO. 333-

================================================================================
                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                               -------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                               ------------------

                               SEAMED CORPORATION
             (Exact name of registrant as specified in its charter)

               Washington                                    91-1002092
    (State or other jurisdiction of                       (I.R.S. Employer
     incorporation or organization)                      Identification No.)

                           14500 Northeast 87th Street
                         Redmond, Washington 98052-3431
                                 (425) 867-1818
    (Address, including ZIP code, and telephone number, including area code, of registrant's principal executive offices)

              SEAMED CORPORATION 1996 EMPLOYEE STOCK PURCHASE PLAN
                              (Full title of plan)

              Edgar F. Rampy                                 Copy to:
        Vice President, Treasurer                      Mark R. Beatty, Esq.
       and Chief Financial Officer                   Preston Gates & Ellis LLP
            SeaMED Corporation                         5000 Columbia Center
       14500 Northeast 87th Street                       701 Fifth Avenue
      Redmond, Washington 98052-3431              Seattle, Washington 98104-7078
              (425) 867-1818                              (206) 623-7580
   (Name, address and telephone number,
including area code, of agent for service)

===================================================================================================
  Title of securities     Amount to be     Maximum offering    Maximum aggregate       Amount of
    to be registered     registered (1)    price per unit(2)   offering price(2)   registration fee
Common Stock, no par
value per share         100,000 shares         $16.6875             $1,668,750           $492.28
===================================================================================================

(1) Together with an indeterminate number of additional shares which may be necessary to adjust the number of shares reserved for issuance pursuant to such plan as the result of any future stock split, stock dividend or similar adjustment of the outstanding Common Stock of the Registrant. In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the 1996 Employee Stock Purchase Plan described herein.

(2) Estimated solely for the purpose of calculating the registration fee and, pursuant to Rule 457(c) of the Act, based upon the average high and low prices of the Common Stock of the Registrant on the Nasdaq Stock Market on April 16, 1998.

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                      DOCUMENTS INCORPORATED BY REFERENCE

The contents of the Registrant's Registration Statement on Form S-8 (Registration No. 333-30245) registering 70,000 shares of Common Stock for the SeaMED Corporation 1996 Employee Stock Purchase Plan are hereby incorporated by reference.

ITEM 8.  EXHIBITS

   EXHIBIT                       DESCRIPTION
     4.1    --   SeaMED Corporation 1996 Employee Stock Purchase Plan, as
                 amended and approved by the Company's Shareholders on
                 October 30, 1997
     5.1    --   Opinion of Preston Gates & Ellis LLP
    23.1    --   Consent of Preston Gates & Ellis LLP(see Exhibit 5.1)
    23.2    --   Consent of Ernst & Young, LLP, Independent Auditors

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly authorized and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Redmond, State of Washington on this 21st day of April, 1998.

                                        SeaMED CORPORATION


                                        By         /s/ W. Robert Berg
                                           -----------------------------------
                                                       W. Robert Berg
                                                  Chief Executive Officer

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on this 21st day of April, 1998.

              SIGNATURE                                     TITLE
              ---------                                     -----

         /s/ W. Robert Berg                  President, Chief Executive Officer and
------------------------------------         Director (Principal Executive Officer)
             W. Robert Berg

         /s/ Edgar F. Rampy                  Vice President, Treasurer, Chief Financial
------------------------------------         Officer and Director (Principal
             Edgar F. Rampy                  Financial Officer)

         /s/ Richard P. Munoz                Controller (Principal Accounting Officer)
------------------------------------
            Richard P. Munoz

         /s/ R. Scott Asen                   Chairman of the Board, Director
------------------------------------
             R. Scott Asen

      /s/ Stephen J. Clearman                Director
------------------------------------
          Stephen J. Clearman

      /s/ Richard E. Engebrecht              Director
------------------------------------
         Richard E. Engebrecht

      /s/ William H. Gates, Sr.              Director
------------------------------------
         William H. Gates, Sr.

                                             Director
------------------------------------
           Richard O. Martin




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



             INDEX TO EXHIBITS TO REGISTRATION STATEMENT ON FORM S-8


   EXHIBIT                              DESCRIPTION                                  PAGE
   -------                              -----------                                  ----
     4.1     --   SeaMED Corporation 1996 Employee Stock Purchase Plan, as
                  amended and approved by the Company's Shareholders on
                  October 30, 1997
     5.1     --   Opinion of Preston Gates & Ellis LLP
    23.1     --   Consent of Preston Gates & Ellis LLP (see Exhibit 5.1)
    23.2     --   Consent of Ernst & Young, LLP, Independent Auditors
